                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

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Check the appropriate box:

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[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                        HAWTHORNE FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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          pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                                [HAWTHORNE LOGO]

April 20, 2001

TO OUR FRIENDS AND SHAREHOLDERS

     2000 was a year of positive change for Hawthorne Financial Corporation and Hawthorne Savings, F.S.B. We made great strides in fulfilling the strategic plan that we announced in November 1999: lowering the Bank's risk profile and enhancing franchise value for our shareholders. We also produced increased net income and growth in both assets and deposits. Our financial performance benefited shareholders, who saw our stock price rise 28% since December 1999. For a more in-depth view of our performance, we recommend that you review the Management Discussion and Analysis section of our Form 10-K annual report that is enclosed.

     2001 promises to be another exciting year. Our management team is committed to competing vigorously in the dynamic financial services industry. Indeed, during the first quarter, we reduced delinquencies by 58% and nonperforming assets by 25%. Please see the enclosed press release announcing our first quarter 2001 earnings.

     In addition, 2001 marks Hawthorne Savings' 50(th) anniversary of providing extreme customer service. We have a number of events planned to celebrate this milestone event and we hope you'll be a part of them. Contact our branches or visit our website at www.hawthornesavings.com for more information.

     The proxy statement for our 2001 Annual Meeting, which will be held on May 21, 2001, is also enclosed. We encourage our shareholders to join us for the meeting and, whether or not you plan to attend, please mark your proxy card and return it in the envelope provided.

     On behalf of the Board of Directors, management and employees, we wish to express our sincere appreciation for your continued support and confidence in Hawthorne Financial Corporation and Hawthorne Savings, F.S.B.

Sincerely,

/s/ TIMOTHY R. CHRISMAN
Timothy R. Chrisman
Chairman of the Board

/s/ SIMONE F. LAGOMARSINO
Simone F. Lagomarsino
President and Chief Executive Officer

                                [HAWTHORNE LOGO]

                        HAWTHORNE FINANCIAL CORPORATION
                             2381 ROSECRANS AVENUE
                              EL SEGUNDO, CA 90245

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 21, 2001

     You are cordially invited to attend the Annual Meeting of Stockholders of Hawthorne Financial Corporation (the "Company"), which will be held at the Company's corporate headquarters, located at 2381 Rosecrans Avenue, El Segundo, California, on May 21, 2001, at 11:00 a.m., local time, to consider and act on the following matters:

          1. The election of seven directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

          2. To approve the Hawthorne Financial Corporation 2001 Stock Incentive Plan.

          3. Such other business as may properly come before the Annual Meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on April 13, 2001 as the record date for determining Stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof.

     WE HOPE YOU WILL ATTEND THE ANNUAL MEETING IN PERSON IF IT IS CONVENIENT FOR YOU TO DO SO. IF YOU ARE UNABLE TO ATTEND, IT IS IMPORTANT THAT YOU SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE THAT A QUORUM IS PRESENT FOR THE TRANSACTION OF BUSINESS AT THE ANNUAL MEETING.

                                          By Order of the Board of Directors

                                          /s/ EILEEN LYON

                                          Eileen Lyon
                                          Senior Vice President, General Counsel
                                          and Corporate Secretary

April 20, 2001

                        HAWTHORNE FINANCIAL CORPORATION
                             2381 ROSECRANS AVENUE
                              EL SEGUNDO, CA 90245

                                PROXY STATEMENT

                            SOLICITATION OF PROXIES

     This Proxy Statement is being sent to you in connection with the solicitation of proxies by the Board of Directors (the "Board") of Hawthorne Financial Corporation (the "Company") to be voted at the Annual Meeting of Stockholders of the Company to be held on May 21, 2001, and at any postponement or adjournment thereof (the "Annual Meeting"). The approximate date of mailing of this Proxy Statement is April 20, 2001.

     The Company will pay the expenses of this proxy solicitation. The original mail solicitation may be supplemented by telephone, telegram, facsimile transmission or personal solicitation. The Company will also request record holders of shares beneficially owned by others to send proxy material to the beneficial owners of such shares and will reimburse such holders for their reasonable expenses incurred in doing so.

                                     VOTING

     The Board has selected April 13, 2001 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of that date, there were outstanding 5,168,788 shares of Common Stock, par value $0.01 per share ("Common Stock"), the only outstanding class of voting securities of the Company. Holders of shares of Common Stock are entitled to cast one vote for each share held as of the Record Date. In addition, each Stockholder may cumulate his or her votes in the election of directors and give any nominee a number of votes equal to the number of directors to be elected multiplied by the number of his or her shares, or to distribute his or her votes among as many nominees as he or she sees fit.

     All proxies that are properly completed, signed and delivered to the Company prior to the Annual Meeting, and not revoked, will be voted in accordance with the instructions indicated thereon by the Stockholders giving such proxies. Each proxy received without specific directions indicated thereon will be voted FOR the election of the nominees named in this Proxy Statement, or as many of such nominees as may be elected as directors of the Company, and FOR approval of the Hawthorne Financial Corporation 2001 Stock Incentive Plan. The proxies solicited hereby confer authority on the proxy holders named therein to cumulate votes in the election of directors among the nominees for whom such proxies may be voted in such manner as they deem appropriate to elect the maximum possible number of such nominees. Each proxy delivered may be revoked by the Stockholder who executed it at any time before it is voted, by filing written notice of revocation, which may consist of a later dated proxy, with the Secretary of the Company prior to the vote on the matters described herein or by attending the meeting and voting in person.

     A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority.

     The Board does not know of any business to be presented for action at the Annual Meeting other than that stated in this Proxy Statement. If any other business is properly presented at the Annual Meeting and may properly be voted upon, the proxies solicited hereby will be voted on such matters in accordance with the best judgment of the proxy holders named therein.

                             ELECTION OF DIRECTORS

     A board of seven directors will be elected at the Annual Meeting to serve for the ensuing year and until their successors are duly elected and qualified.

     The following table sets forth certain information concerning the nominees of the Board, each of whom is currently a director of the Company. Each nominee has indicated his or her willingness to serve if elected. If any nominee is unable to serve, an event the Board does not anticipate, the persons named in the accompanying proxy will vote for such replacement nominees as the Board shall select. Each of the directors of the Company is also a director of Hawthorne Savings, F.S.B. (the "Bank"), a wholly owned subsidiary of the Company.

     In December 1995, the Company sold $27.0 million of "investment units" in a private placement offering. Pursuant to an agreement entered into in connection with the offering, each of the three largest purchasers of investment units is entitled to recommend one person for nomination by the Board of Directors for election as a director. Pursuant to these rights, Fort Pitt Fund, L.P. recommended Harry F. Radcliffe, Lee M. Bass recommended Anthony W. Liberati, and Value Partners Ltd., recommended Gary W. Brummett, who became a director in October 1999. The right of each of these purchasers to nominate a director terminates at the time the purchaser no longer owns Warrants to purchase 220,000 shares of Common Stock and/or shares of Common Stock acquired upon the exercise of Warrants.

NOMINEES FOR ELECTION AS DIRECTORS

                                                               SHARES OF      PERCENTAGE OF
                                                              COMMON STOCK     OUTSTANDING
                                                  DIRECTOR    BENEFICIALLY       COMMON
                  NAME                     AGE     SINCE        OWNED(1)          STOCK
                  ----                     ---    --------    ------------    -------------
Marilyn Garton Amato.....................  61       1988         17,662               *
Gary W. Brummett.........................  42       1999          2,000               *
Timothy R. Chrisman(2)...................  54       1994         28,693               *
Simone F. Lagomarsino....................  39       1999          2,321(3)            *
Anthony W. Liberati......................  68       1996          5,000               *
Harry F. Radcliffe(4)....................  50       1996        611,651          10.96%
Howard E. Ritt...........................  76       1993          7,500               *

---------------
 *  Less than 1%.

(1) As of April 13, 2001. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each of such persons has the sole voting and investment power with respect to the shares owned. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under this Rule, certain shares may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment power). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which information is provided; in computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the table above does not necessarily reflect the person's actual voting power at any particular date.

(2) Includes (i) 22,349 shares directly owned and (ii) 6,344 shares which Mr. Chrisman may acquire within 60 days of April 13, 2001 upon the exercise of Warrants.

(3) Does not include 88,377 shares held of record by the ESOP which have been allocated to participants' accounts and which are voted by Ms. Lagomarsino and other officers as trustees at the direction of the participants or, if no direction is given, by them as trustees in their discretion. Ms. Lagomarsino disclaims beneficial ownership of such shares.

(4) Includes (i) 196,258 shares directly owned by the Fort Pitt Fund, L.P., the Fort Pitt Fund, III, L.P., and Harry F. Radcliffe, and (ii) 409,393 shares which Fort Pitt Fund, L.P. may acquire upon the exercise of Warrants. Mr. Radcliffe is the General Partner of Fort Pitt Fund, L.P., and Fort Pitt Fund III, L.P.

BIOGRAPHICAL INFORMATION

     MARILYN GARTON AMATO has owned and operated for more than the past five years an interior design firm, The Finishing Touch, which specializes in both commercial and residential interior design. She has also been active in many civic and charitable groups over the years and is the daughter of Dr. Cecil O. Garton, a past director and Chairman of the Board of Directors of the Company and a director of the Bank.

     GARY W. BRUMMETT has been a principal in Brummett Consulting Group, a consulting firm serving the financial services industry, since February 1997. Prior to that, he had been Chief Operating Officer, of Cal Fed Bancorp since April 1985. Mr. Brummett served as the Company's interim Chief Executive Officer from November 17, 1999 to December 7, 1999.

     TIMOTHY R. CHRISMAN has been the President and owner of Chrisman & Company, Inc., an executive search firm specializing in the placement of senior executives in the financial services industry, for more than the past five years. Mr. Chrisman has previously served as a director of other savings institutions. In February 1996, Mr. Chrisman was named Chairman of the Board of the Company and the Bank.

     SIMONE F. LAGOMARSINO has been a director and the President and Chief Executive Officer of the Company and the Bank since December 1999. Prior to that, Ms. Lagomarsino was Executive Vice President and Chief Financial Officer of the Company and the Bank from February 1999 to April 2000. She previously served as Executive Vice President and Chief Financial Officer of First Plus Bank from March 1998 to February 1999, Senior Vice President of Imperial Financial Group from March 1997 to March 1998 and Senior Vice President and Chief Financial Officer of Ventura County National Bancorp.

     ANTHONY W. LIBERATI was the Chairman of the Board of Directors of MCSi Inc., a distributor of computer supplies, from May 1996 until his retirement in February 2000. Mr. Liberati retired in 1995 from the Edward J. DeBartolo Corporation, Youngstown, Ohio where he was the Chief Operating Officer. Prior to his appointment as Chief Operating Officer, he was the DeBartolo Corporation's Chief Financial Officer. Mr. Liberati is a former member of the Board of Directors of DeBartolo Realty Corporation, Youngstown, Ohio, a real estate investment trust. Mr. Liberati is a Director of First Federal Bancorp and Zengine, Inc., an internet company. Mr. Liberati is a Limited Partner in Fort Pitt Fund I, Ford Pitt Fund II, and Fort Pitt Fund III.

     HARRY F. RADCLIFFE is an investment manager. He was President and Chief Executive Officer of Fort Pitt Capital Management Corp. from April 1997 through August 2000. From December 1993 through March 1997, Mr. Radcliffe was the President, Chief Executive Officer and a Director of First Home Bancorp, Inc., Pittsburgh, Pennsylvania, and was President and Chief Executive Officer of its subsidiary First Home Savings Bank, F.S.B., from December 1993 and a Director from May 1993 until March 1997. He previously served as a Director and President of First South Savings Association from April 1989 to December 1993, and as its Chief Executive Officer from June 1989 to December 1993 and Director, President and Chief Executive Officer from May 1990 to December 1993. He also served as Director of Home Bancorp, Inc. and Home Savings Bank, F.S.B., Norfolk, Virginia from October 1994 to September 1995. Mr. Radcliffe is a Director of Essex Savings Bank, F.S.B., Virginia Beach, Virginia, Promistar Financial Corporation, Johnstown, Pennsylvania, MCSi Inc., and First Fidelity Bancorp, Irvine, California, a privately held thrift holding company.

     HOWARD E. RITT retired in 1990 as an Executive Vice President of Sanwa Bank California.

BOARD MEETINGS; BOARD COMMITTEES; COMPENSATION OF DIRECTORS

     The Board of Directors held 19 meetings in 2000. All directors attended at least 75% of the number of meetings held by the Board or any committee of the Board on which he or she served, except Mr. Radcliffe.

     The Boards of Directors of the Company and the Bank have established and delegated certain powers to various committees, including (i) a Compensation Committee, which acts on behalf of both the Boards of Directors of the Company and the Bank, (ii) an Audit Committee of the Bank, (iii) a Credit Committee of the Bank and (iv) a Capital Committee of the Company.

     The Compensation Committee consists solely of non-management directors of the Company and the Bank. The authority of the Compensation Committee is described under "Executive Compensation -- Report on Executive Compensation." The Compensation Committee met 7 times in 2000.

     The Audit Committee consists solely of non-management directors of the Bank and operates under a written charter adopted by the board of directors. The responsibilities of the Audit Committee are contained in the Audit Committee Report. Each of the members is "independent," as defined by Company policy and the National Association of Securities Dealers, Inc. listing standards. The Committee maintains delegated responsibility to (i) provide oversight to the Bank's internal audit group, including approving the annual internal audit plan and monitoring individual audits and the reporting thereon by the internal audit group, and (ii) meet periodically with the Company's and the Bank's independent public accountants, including reviewing the results of the annual audit and any findings of the accountants in connection therewith. The Audit Committee met 11 times in 2000.

     The Credit Committee consists of all directors of the Bank. The Credit Committee maintains delegated responsibility to (i) provide oversight with respect to the Bank's lending activities, including the Bank's lending administration, resourcing and scope of activities, and (ii) evaluate loans, or groups of loans, prior to their funding. The Credit Committee met 37 times in 2000.

     The Capital Committee consists of all directors of the Bank. The Capital Committee is an ad hoc committee, which did not meet during 2000. The Capital Committee has delegated responsibility to (i) periodically assess the Company's and the Bank's capital structure and to make recommendations to the full Board with respect thereto, and (ii) select professional advisors to the Company with respect to individual capital-related transactions, including investment banking firms and securities counsel.

     Each non-employee director receives an annual retainer of $30,000 and an additional $1,750 for each Company Board meeting attended. In addition to the meeting fee received by each director, the Chairman of the Board receives an additional fee of $1,500 per meeting attended. All of the directors of the Company are also directors of the Bank and receive only the above described fees for their combined service. Directors are also eligible to receive grants of stock options under the Company's 1994 Stock Option Plan and will be eligible to receive incentive awards under the Company's 2001 Stock Incentive Plan, if approved by the stockholders.

AUDIT COMMITTEE REPORT

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the Securities Act of 1933 or under the Securities Act of 1934, except to the extent we specifically incorporate this Report by reference.

     The Audit Committee reports to the Board and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of the Company and the Bank.

     The Audit Committee Charter adopted by the Board sets out the responsibilities, authority and specific duties of the Audit Committee. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

     Pursuant to the charter, the Audit Committee has the following responsibilities:

     - Reviewing the performance of the independent accountants and making recommendations to the Board of Directors regarding the appointment or termination of the independent accountants;

     - Conferring with the independent accountants and the internal auditors concerning the scope of their examinations of the books and records of the Bank, and its subsidiaries; reviewing and approving the independent accountants' annual engagement letter; reviewing and approving the Bank's internal audit charter, annual audit plans and budgets; directing the special attention of the auditors to specific matters or areas deemed by the Committee or the auditors to be of special significance; and authorizing the auditors to perform such supplemental reviews or audits as the Committee may deem desirable;

     - Reviewing with management, the independent accountants and internal auditors significant risks and exposures, audit activities and significant audit findings.

     In discharging its oversight responsibility the Audit Committee has met and held discussions with management and Deloitte & Touche LLP, the Company's independent auditors. Management represented to the Audit Committee that all consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

     The Audit Committee also obtained from the independent auditors a formal written statement describing all relationships between the Company and the auditors that bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee. The Audit Committee discussed with the independent auditors any relationships that may impact on the firm's objectivity and independence and satisfied itself as to the auditors' independence.

     Based on these discussions and reviews, the Audit Committee recommended that the Board of Directors approve the inclusion of the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

     Respectfully submitted by the members of the Audit Committee of the Board of Directors:

                                          Howard Ritt, Chairman
                                          Marilyn Garton Amato
                                          Gary W. Brummett
                                          Timothy R. Chrisman
                                          Anthony W. Liberati
                                          Harry F. Radcliffe

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth as of April 13, 2001 certain information regarding the ownership of the Company's Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock, (ii) each executive officer named in the Summary Compensation Table in this Proxy Statement, and (iii) all of the Company's executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each of such persons has the sole voting and investment power with respect to the shares owned. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this Rule, certain shares may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment power). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which information is provided; in computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

                                                            SHARES
                                                         BENEFICIALLY    PERCENT OF
               NAME OF BENEFICIAL OWNER                     OWNED          CLASS
               ------------------------                  ------------    ----------
Value Partners, Ltd.(1)................................    790,874         13.26%
Bass Group(2)..........................................    647,637         11.39
Harry F. Radcliffe(3)..................................    611,651         10.96
Scott A. Braly(4)......................................    413,267          7.82
Wellington Management Company, LLP(5)..................    394,000          7.62
Dimensional Fund Advisors Inc.(6)......................    384,400          7.43
Thomson Horstmann & Bryant Inc.(7).....................    306,700          5.93
Simone F. Lagomarsino(8)(9)............................      2,321             *
David L. Hardin, Jr.(10)(9)............................     75,333          1.39
Charles Stoneburg(11)..................................     21,147             *
Karen C. Abajian.......................................         --            --
Daniel Ruvalcaba.......................................         --            --
All directors and executive officers as a group
  (15 persons)(12)(13).................................    167,220          3.09%

---------------
  *  Less than 1%.

 (1) This information is based on a Schedule 13D filed on April 20, 2000 by Value Partners, Ltd., a Texas Limited Partnership, Ewing & Partners, a Texas General Partnership, and Timothy G. Ewing. Ewing & Partners is the General Partner of Value Partners. Timothy G. Ewing is the Managing General Partner of Ewing & Partners. The Schedule 13D indicates that Value Partners, Ltd. has beneficial ownership of 790,874 shares that may be acquired upon the exercise of Warrants. The address for Value Partners Ltd. is c/o Timothy G. Ewing, Value Partners, Ltd., c/o Ewing & Partners, Suite 4660 West, 2200 Ross Avenue, Dallas, Texas 75201.

 (2) This information is based on an amendment to the Schedule 13D filed on December 3, 1999 by Portfolio II Investors, L.P., The Bass Management Trust, Sid R. Bass Management Trust, Sid R. Bass and Lee M. Bass, (the "Bass Group"). The Schedule 13D indicates that the Bass Group has beneficial ownership of 647,637 shares of Common Stock, which amount includes 511,742 shares which may be acquired upon the exercise of Warrants and 135,725 shares of Common Stock directly owned by members of the Bass Group. The Schedule 13D indicates that the Warrants and the Common Stock are held in the following names: The Bass Management Trust (39,919 shares and 232,610 Warrants), Sid R. Bass Management Trust (279,132 Warrants), Sid
     R. Bass (47,903 shares), and Lee M. Bass (47,903 shares). The address for the Bass Group is c/o W. Robert Cotham, 201 Main Street, Suite 2600, Fort Worth, Texas, 76102.

 (3) This information is based on the Schedule 13D filed on December 24, 1998 by the Fort Pitt Fund, L.P., the Fort Pitt Fund, III, L.P., and Harry F. Radcliffe. Mr. Radcliffe is the General Partner of Fort Pitt Fund, L.P., and the Ford Pitt Fund III, L.P. The Schedule 13D indicates that the Fort Pitt Fund, L.P. has beneficial ownership of 479,651 shares of Common Stock, which amount includes 409,393 shares acquirable upon the exercise of Warrants and 70,258 shares of Common Stock directly owned, and that Fort Pitt Fund, III has beneficial ownership of 120,000 shares of Common Stock directly owned. Harry F. Radcliffe directly owns 6,000 shares. The address for the Fort Pitt Fund, L.P. is 40 Wiggins Lane, Uniontown, Pennsylvania 15401.

 (4) Includes (i) 301,614 shares directly owned and (ii) 111,653 shares which Mr. Braly may acquire within 60 days of April 13, 2001 upon the exercise of Warrants.

 (5) This information is based on the Schedule 13G filed February 14, 2001 by Wellington Management Company, LLP. The address for Wellington Management Company, LLP is 75 State Street, Boston,

     MA 02109. The shares are owned of record by advisory clients of Wellington Management Company LLP, none of which owns in excess of 5% of the Common Stock.

 (6) This information is based on the Schedule 13G filed February 2, 2001 by Dimensional Fund Advisors Inc. The address for Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. The shares reported are owned by four advisory clients of Dimensional Fund Advisors Inc., none of which owns in excess of 5% of the Common Stock. Dimensional Fund Advisors Inc. has voting and/or investment power over the shares, but disclaims beneficial ownership of such shares.

 (7) This information is based on the Schedule 13G filed February 7, 2001 by Thomson Horstmann & Bryant, Inc. The address for Thomson Horstmann & Bryant, Inc. is Park 80 West, Plaza Two, Saddle Brook, NJ 07663.

 (8) Includes (i) 2,073 shares directly owned and (ii) 248 shares allocated to Ms. Lagomarsino's 401(k) Plan account.

 (9) Shares beneficially owned by Ms. Lagomarsino and Mr. Hardin do not include 88,377 shares held of record by the ESOP which have been allocated to participants' accounts and which are voted by them as trustees at the direction of the participants or, if no direction is given, by them as trustees in their discretion. Ms. Lagomarsino and Mr. Hardin disclaim beneficial ownership of such shares.

(10) Includes (i) 2,948 shares directly owned, (ii) 57,000 shares which Mr. Hardin may acquire within 60 days of April 13, 2001 upon the exercise of stock options, (iii) 13,200 shares which Mr. Hardin may acquire upon the exercise of Warrants, (iv) 2,038 shares allocated to Mr. Hardin's 401(k) Plan account and (v) 174 shares held by the ESOP which have been allocated to Mr. Hardin's account.

(11) Includes (i) 20,000 shares which Mr. Stoneburg may acquire within 60 days of April 13, 2001 upon the exercise of stock options and (ii) 147 shares allocated to Mr. Stoneburg's ESOP account.

(12) Current executive officers include Ms. Lagomarsino, Mr. Hardin, Mr. Stoneburg, Ms. Abajian, Mr. Ruvalcaba, David L. Adams, Senior Vice President, William R. Brown, Senior Vice President, Eileen Lyon, Senior Vice President and General Counsel and Cynthia Morales, Senior Vice President -- People Development.

(13) Includes (i) 66,541 shares directly owned, (ii) 77,000 shares which members of the group may acquire within 60 days of April 13, 2001 upon the exercise of stock options, (iii) 19,544 shares which members of the group may acquire within 60 days of April 13, 2001 upon the exercise of Warrants,
     (iv) 4,135 shares held by the 401(k) Plan or ESOP which have been allocated to the accounts of executive officers. Excludes 88,377 shares held of record by the ESOP which have been allocated to participants' accounts and which are voted by them as trustees at the direction of the participants or, if no direction is given, by them as trustees in their discretion.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid to the Chief Executive Officer during 2000, and the four other most highly compensated executive officers who were serving as executive officers of the Company and the Bank at December 31, 2000 (the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                      COMPENSATION
                                                                         AWARDS
                                                                     ---------------
                                               ANNUAL COMPENSATION     SECURITIES
                                               -------------------     UNDERLYING           OTHER
          NAME AND POSITION             YEAR    SALARY    BONUS(1)   OPTIONS/SARS(#)   COMPENSATION(2)
          -----------------             ----   --------   --------   ---------------   ---------------
Simone F. Lagomarsino(3)..............  2000   $300,000   $145,000       40,000            $ 8,500
  President and Chief Executive
  Officer                               1999    184,614    100,000       75,000             33,993(4)
                                        1998         --         --           --                 --
David L. Hardin, Jr. .................  2000   $219,231   $100,000       30,000            $ 8,500
  Executive Vice President              1999    210,000     25,000           --              8,000
                                        1998    195,417     75,000           --              6,954
Chuck Stoneburg.......................  2000   $202,000   $100,000       15,000            $ 9,000(5)
  Executive Vice President and          1999    168,076     20,000           --             36,000(5)
  Chief Operating Officer               1998    130,000     59,869           --             36,000(5)
Karen C. Abajian(6)...................  2000   $150,000   $ 75,000       50,000            $32,466(7)
  Executive Vice President and          1999         --         --           --                 --
  Chief Financial Officer               1998         --         --           --                 --
Daniel Ruvalcaba(8)...................  2000   $189,807   $ 35,000       30,000                 --
  Executive Vice President and          1999         --         --           --                 --
  Chief Credit Officer                  1998         --         --           --                 --

---------------
(1) Amounts were earned in the years indicated. Bonuses were paid in the year earned or in the first quarter of the following year.

(2) Except as otherwise disclosed, Other Compensation is comprised solely of 401(k) matching contributions made by the Company.

(3) Ms. Lagomarsino was appointed Chief Executive Officer on December 7, 1999. From February 17, 1999 to April 3, 2000, Ms. Lagomarsino served as the Chief Financial Officer of the Company and the Bank.

(4) Includes a $30,000 signing bonus and $871 COBRA reimbursement.

(5) Represents housing allowances.

(6) Ms. Abajian was appointed Chief Financial Officer on April 3, 2000.

(7) Includes a $30,000 signing bonus.

(8) Mr. Ruvalcaba was appointed Chief Credit Officer on February 7, 2000.

OPTION GRANTS IN LAST FISCAL YEAR

     The table below sets forth certain information regarding stock options granted during 2000 to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL REALIZABLE VALUE
                            NUMBER OF                                                     AT ASSUMED RATE OF STOCK
                            SECURITIES   PERCENT OF TOTAL                                  PRICE APPRECIATION FOR
                            UNDERLYING   OPTIONS GRANTED                                       OPTION TERM(1)
                              OPTION     TO EMPLOYEES IN     EXERCISE OR    EXPIRATION   --------------------------
           NAME             GRANTED(2)    FISCAL YEAR(3)    BASE PRICE(4)    DATE(5)         5%             10%
           ----             ----------   ----------------   -------------   ----------   -----------    -----------
Simone F. Lagomarsino.....    40,000           13.1%            $8.22        7/18/08      $146,570       $168,176
David L. Hardin, Jr. .....    30,000            9.8%             8.22        7/18/08       109,927        122,382
Chuck Stoneburg...........    15,000            4.9%             8.22        7/18/08        54,964         61,191
Karen C. Abajian..........    50,000           16.4%             8.93         4/3/08       184,624        206,020
Daniel Ruvalcaba..........    30,000            9.8%             9.07        2/23/08       122,081        135,740

---------------
(1) The potential realizable value is based on the Black-Scholes option-pricing model. These amounts are calculated pursuant to applicable requirements of the Securities and Exchange Commission and do not represent a forecast of the future appreciation of the Common Stock.

(2) Options become exercisable ("vest") on the third anniversary of the grant date.

(3) Options covering an aggregate of 305,000 shares were granted to employees during 2000.

(4) The exercise price and the tax withholding obligations related to such exercise may be paid by delivery of already owned shares, subject to certain conditions.

(5) Options expire on the fifth anniversary of the date of first vesting, or any portion thereof, including by way of acceleration.

AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth, for each of the Named Executive Officers, certain information regarding options exercised in 2000 and options held at December 31, 2000:

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                  SHARES                   UNDERLYING UNEXERCISED             IN-THE-MONEY
                                 ACQUIRED      VALUE       OPTIONS/SARS AT FISCAL        OPTIONS/SARS AT FISCAL
                                ON EXERCISE   REALIZED          YEAR-END(#)                    YEAR-END($)
             NAME                   (#)         ($)      EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE(1)
             ----               -----------   --------   --------------------------   -----------------------------
Simone F. Lagomarsino.........        --           --           --       115,000              --       $269,580
David L. Hardin, Jr. .........        --           --       57,000        30,000        $554,895        184,860
Chuck Stoneburg...............     6,000      $46,690       20,000        45,000         164,540        647,325
Karen C. Abajian..............        --           --           --        50,000              --        273,000
Daniel Ruvalcaba..............        --           --           --        30,000              --        159,450

---------------
(1) Based on the closing sale price of $14.375 for the Common Stock on December 29, 2000, less the option exercise price.

CHANGE IN CONTROL ARRANGEMENTS

     On February 22, 2000, the Compensation Committee of the Board of Directors approved a change of control pay plan providing for the payment of three years' base salary and bonus, including an excise tax gross-up payment, for the Chief Executive Officer of the Company, and providing for two years' base salary and bonus, including an excise tax gross-up payment, for all Executive Vice Presidents of the Company (at present, 4 persons), all Senior Vice Presidents reporting directly to the President (3 persons) and the Senior Vice President-People Development.

REPORT ON EXECUTIVE COMPENSATION

     The Board of Directors of the Company and the Bank have established a joint Compensation Committee (the "Compensation Committee") comprised of the nonmanagement members of the Board. The Compensation Committee (i) has oversight responsibility for the Bank's compensation policies, benefits and practices,
(ii) reviews and approves or disapproves the Chief Executive Officer's recommendations concerning the compensation (including specific incentive awards) of officers directly reporting to her, (iii) approves all stock option grants, (iv) approves the aggregate amount of bonuses paid to employees, and (v) has oversight responsibility for management planning and succession. The Compensation Committee from time to time retains independent compensation consultants to assist it in the exercise of its responsibilities, including developing compensation plans and providing comparative data regarding the Bank's compensation policies.

     The Bank's compensation programs are designed to provide the Bank's employees, including the Bank's executive officers, with a competitive annual salary and benefits and the potential to earn cash bonuses based upon periodic, measurable performance. In addition, key employees, including executive officers, have the potential to receive one or more grants of stock options under the Company's option plans. The Compensation Committee believes that this combination of programs provides reasonable incentives to the Bank's executive officers to meet or exceed the Bank's financial and operational goals, and reasonably aligns the interests of such officers with those of the Company's stockholders.

     A review of the Bank's compensation programs was completed by an independent compensation consultant (Sibson & Co.) in January 2000. The compensation consultant reviewed compensation data from three data sources specific to the retail banking industry: 1999 Executive Compensation
Database -- Financial Services Report from Towers Perrin; the 1999 Financial Institutions Benchmark Survey from Watson Wyatt; and the 1999 Western Management Group Report. The compensation consultant also considered a group of nine peer banks, selected on the basis of asset size and location for comparison of the top 5 executive compensation levels, and validated the information using other surveys, such as the 1999 PricewaterhouseCoopers Compensation in Financial Services report. The compensation consultant "matched" specific Bank officers as closely as possible with officers from the data sources with similar functional responsibilities.

     The compensation consultant concluded that the Bank's compensation programs are generally shareholder friendly, noting that base salaries were generally near the 75th percentile of compensation paid in the thrift industry. However, the consultant indicated that base salaries were overemphasized due to the Bank's rate of turnover among executives. Specifically, the consultant recommended that the Bank:

     - Implement a more structured incentive program to lessen the emphasis on base salaries.

     - Implement realistic salary guidelines to use as a tool.

     - Provide annual incentives with a formula and a specific target award opportunity.

     - Establish an approach to link incentive compensation to pre-established financial objectives such as ROE and earnings per share growth targets.

     - Provide long-term incentive opportunities.

     - Investigate alternatives to the option program.

     In February 2000, the Board approved an incentive compensation plan, incorporating many of the recommendations of the compensation consultant. The plan provided for incentives to employees, including the Company's executive officers, which are based upon annual measurements of individual and collective performance. The plan provides for variable incentive pay based on the percentage of achievement of the performance measures. The executive officers were measured primarily on the basis of corporate performance, meaning the achievement of financial measures, targeted EPS and achievement of the strategic goals. Payouts would range from 20% to 50% of base salary, with the potential for a maximum payout of 75% if results exceeded the targeted measurements. Payouts would be annual for executive officers. The Committee determined that executive officers should have more emphasis placed on achievement of corporate performance goals, such as EPS, than lower level employees, given the relative ability of those groups of employees to effect corporate performance. Accordingly, as adopted, the incentive plan weighted 75% of the executive officers' incentive on the achievement of a specified EPS target. The Chief Executive Officer completed performance evaluations for the other executive officers and made individual recommendations for incentive awards.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Ms. Lagomarsino was appointed President and Chief Executive Officer of Company and the Bank effective December 7, 1999. Ms. Lagomarsino also acted as Chief Financial Officer until Ms. Abajian was hired in April 2000. In determining Ms. Lagomarsino's salary of $300,000 per annum upon her promotion to Chief Executive Officer, the Committee took into consideration the amount of salary that had been paid to her predecessor, Ms. Lagomarsino's relative years of service and experience as a chief executive officer, and competitive salaries paid to individuals in comparable positions. In determining Ms. Lagomarsino's incentive compensation for 2000, the Company's Chairman of the Board and the Chair of the Compensation Committee reviewed Ms. Lagomarsino's performance during 2000 as both Chief Financial Officer and President and Chief Executive Officer. Based upon that review, the Company's progress of achievement of the targeted earnings per share, and implementation of the Bank's strategic plan in 2000, the Committee approved an incentive award to Ms. Lagomarsino of $145,000.

                                          COMPENSATION COMMITTEE

                                          Anthony W. Liberati, Chairman
                                          Marilyn Garton Amato
                                          Gary W. Brummett
                                          Timothy R. Chrisman
                                          Harry F. Radcliffe
                                          Howard E. Ritt

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total Stockholder return on the Company's Common Stock against the cumulative total return of the Nasdaq Market Index and the SNL Securities Western Thrift Index for publicly traded savings institution holding companies for the period beginning December 31, 1995 and ended December 31, 2000.

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
         AMONG HAWTHORNE FINANCIAL CORPORATION, NASDAQ MARKET INDEX AND
                      SNL SECURITIES WESTERN THRIFT INDEX

                        HAWTHORNE FINANCIAL CORPORATION
                            TOTAL RETURN PERFORMANCE
[HAWTHORNE PERFORMANCE GRAPH]

                                                   HAWTHORNE FINANCIAL
                                                       CORPORATION             NASDAQ - TOTAL US*       SNL WESTERN THRIFT INDEX
                                                   -------------------         ------------------       ------------------------
12/31/95                                                 100.00                      100.00                      100.00
12/31/96                                                 162.50                      123.04                      127.49
12/31/97                                                 402.50                      150.69                      210.53
12/31/98                                                 320.00                      212.51                      181.22
12/31/99                                                 250.00                      394.94                      145.26
12/31/00                                                 287.50                      237.68                      286.95

---------------
* Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2001. Used with permission. All rights reserved. crsp.com

                  APPROVAL OF HAWTHORNE FINANCIAL CORPORATION
                           2001 STOCK INCENTIVE PLAN

INTRODUCTION

     On March 19, 2001, the Board of Directors approved the Hawthorne Financial Corporation 2001 Stock Incentive Plan (the "2001 Plan"). The Board of Directors believes that the 2001 Plan will benefit the Company and its shareholders by providing incentive based compensation and will encourage officers, directors, consultants and other key employees of the Company and its affiliates to attain high performance and encourage stock ownership in the Company. Currently, the Company has two stock-based incentive programs, the 1994 Stock Option Plan (the "1994 Plan"), by which the Board may grant nonqualified stock options to officers, directors and other key employees, and the 1995 Stock Option Plan (the "1995 Plan"), by which the Board may grant nonqualified stock options to employees who are not directors or executive officers of the Company. (The 1994 Plan and the 1995 Plan are collectively referred to as the "prior plans"). The 2001 Plan is intended to serve as the successor program to the prior plans. An additional 250,000 shares will be reserved under the 2001 Plan.

     As of March 31, 2001, 204,850 shares of Common Stock were available for issuance under the prior plans and options to purchase 564,050 shares were outstanding. Since the inception of the prior plans, 531,100 shares of Common Stock have been issued upon the exercise of options granted under the prior plans at an average exercise price per share of $4.98.

VOTE REQUIRED

     Stockholders are requested to approve the 2001 Plan. A majority of the votes cast on this proposal will be required to approve the 2001 Plan. For purposes of this vote, abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved. The Board of Directors recommends a vote "FOR" approval of the 2001 Plan.

DESCRIPTION OF THE 2001 PLAN

     Introduction. The 2001 Plan was adopted by the board of directors in March 2001 and, subject to shareholder approval, will become effective on the date of adoption by the board. At that time, all outstanding options under the prior plans will be transferred to the 2001 Plan, and no further option grants will be made under the prior plans. The transferred options will continue to be governed by their existing terms, unless the Compensation Committee decides to extend one or more features of the 2001 Plan to those options.

     Share Reserve. The Board has authorized up to 1,051,000 shares of the common stock for issuance under the 2001 Plan. This share reserve consists of the number of shares that are estimated will be carried over from the prior plans plus an increase of approximately 250,000 shares. No participant in the 2001 Plan may be granted stock options, direct stock issuances and share right awards for more than 1,051,000 shares of common stock in total in any calendar year.

     Programs. The 2001 Plan has two separate programs:

     - the discretionary option grant program, under which the Compensation Committee may grant (i) non-statutory options to purchase shares of the common stock to eligible individuals in the employ or service (including employees, non-employee board members and consultants) at an exercise price not less than 85% of the fair market value of those shares on the grant date and (ii) incentive stock options to purchase shares of common stock to eligible employees at an exercise price not less than 100% of the fair market value of those shares on the grant date; and

     - the stock issuance program, under which eligible individuals may be issued shares of common stock directly, upon the attainment of performance milestones or the completion of a specified period of service or as a bonus for past services.

     Eligibility. The individuals eligible to participate in the 2001 Plan include officers and other employees, directors and consultants.

     Administration. The Compensation Committee will administer the discretionary option grant and stock issuance programs. The Compensation Committee will determine which eligible individuals are to receive option grants, stock issuances or share right awards under those programs, the time or times when the grants or issuances are to be made, the number of shares subject to each grant or issuance, the status of any granted option as either an incentive stock option or a non-statutory stock option under the federal tax laws, the vesting schedule to be in effect for the option grant, stock issuance or share right awards and the maximum term for which any granted option is to remain outstanding.

     Plan Features. The 2001 Plan will include the following features:

     - The exercise price for any options granted under the 2001 Plan may be paid in cash or in shares of Company common stock valued at fair market value on the exercise date. Options may also be exercised through a same-day sale program without any cash outlay by the optionee.

     - The Compensation Committee will have the authority to cancel outstanding options under the discretionary option grant program, including any transferred options from the 1994 plan and 1995 plan, in return for the grant of new options for the same or different number of option shares with an exercise price per share based upon the fair market value of the common stock on the new grant date.

     - Stock appreciation rights may be issued under the discretionary option grant program. These rights will provide the holders with the election to surrender their outstanding options for a payment equal to the fair market value of the shares subject to the surrendered options less the exercise price payable for those shares. Payment may be made in cash or in shares of common stock.

     Change in Control. The 2001 Plan will include the following change in control provisions that may result in the accelerated vesting of outstanding option grants and stock issuances:

     - In the event that we are acquired by merger or asset sale or a successful tender offer for more than fifty percent of our outstanding voting stock which the board of directors recommends that the stockholders accept, each outstanding option under the discretionary option grant program which is not to be assumed by the successor corporation or otherwise continued in full force and effect will immediately become exercisable for all the option shares, and all outstanding unvested shares will immediately vest, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation.

     - The Compensation Committee will have complete discretion to grant one or more options which will become exercisable for all the option shares in the event those options are assumed in the acquisition but the optionee's service with us or the acquiring entity is subsequently terminated. The vesting of any outstanding shares under the stock issuance program may be accelerated upon similar terms and conditions.

     - The Compensation Committee may grant options and structure repurchase rights so that the shares subject to those options or repurchase rights will immediately vest in connection with a successful tender offer for more than twenty-five percent of our outstanding voting stock which the board of directors does not recommend that the stockholders accept or a change in the majority of the board through one or more contested elections. This accelerated vesting may occur either at the time of the transaction or upon the subsequent termination of the individual's service.

     Additional Program Features. The 2001 Plan will also have the following features:

     - Limited stock appreciation rights may be granted to one or more officers or directors as part of their option grants under the discretionary option grant program. Options with this feature may be surrendered to us upon the successful completion of a hostile tender offer for more than 25% of our outstanding voting stock or a change in the majority of the board through one or more contested elections. In return for the surrendered option, the optionee will be entitled to a cash payment from us in an amount per surrendered option share based upon the highest price per share of our common stock paid in the tender offer, or the fair market value per share of our common stock on the effective date of a change in the majority of the board.

     - The board may amend or modify the 2001 Plan at any time, subject to any required stockholder approval. The 2001 Plan will terminate no later than the tenth anniversary of the adoption of the plan by the board of directors.

     Federal Income Tax Consequences. The following discussion is intended to be only a general description of the tax consequences of the 2001 Plan under the provisions of U.S. federal income tax law currently in effect and does not address any estate, gift, state, local or non-U.S. tax laws. U.S. federal income tax law is subject to change at any time, possibly with retroactive effect. Accordingly, each grantee should consult a tax advisor regarding his or her specific tax situation.

     Incentive Stock Options. The grant of an incentive stock option does not give rise to federal income tax to the grantee. Similarly, the exercise of an incentive stock option generally does not give rise to federal income tax to the grantee, as long as the grantee is continuously employed by the Company from the date the option is granted until the date the option is exercised. This employment requirement is subject to certain exceptions. However, the exercise of an incentive stock option may increase the grantee's alternative minimum tax liability, if any.

     If the grantee holds the option shares for more than 2 years from the date the option is granted and more than 1 year from the date of exercise, any gain or loss recognized on the sale or other disposition of the option shares will be capital gain or loss, measured by the difference between the sales price and the amount paid for the shares by the grantee. The capital gain or loss will be long-term or short-term, depending on the grantee's holding period for the shares. If the grantee disposes of the option shares before the end of the required holding period, the grantee will recognize ordinary income at the time of the disposition equal to the excess, if any, of (i) the fair market value of the option shares at the time of exercise (or, under certain circumstances, the selling price, if lower) over (ii) the option exercise price paid by the grantee. Any additional amount received by the grantee would be treated as capital gain. Under current law, there is a maximum tax rate of 20% for long-term capital gains. The deductibility of capital losses is subject to certain limitations.

     The Company generally is not entitled to a tax deduction at any time with respect to an incentive stock option. If, however, the grantee does not satisfy the employment or holding period requirements described above, the Company will be allowed a deduction in an amount equal to the ordinary income recognized by the grantee, subject to certain limitations and W-2 reporting requirements. The Internal Revenue Service ("IRS") has indicated that it may require income and employment tax withholding with respect to such ordinary income and employment tax withholding with respect to the exercise of incentive stock options. The IRS intends to issue administrative guidance to clarify this issue. If withholding is required, the obligation will be satisfied by withholding from the grantee's wages or through payment by the grantee to the Company.

     Non-Statutory Stock Options. The grant of a non-statutory stock option generally does not result in federal income tax to the grantee. However, the grantee will recognize taxable ordinary income upon the exercise of a non-statutory option equal to the excess of the fair market value of the option shares on the exercise date over the option exercise price paid. Slightly different rules may apply to grantees who acquire stock under options subject to certain vesting requirements or who are subject to Section 16(b) of the Securities Exchange Act of 1934. With respect to employees, the Company is required to withhold income and employment taxes based on the amount of ordinary income recognized by the grantee.

     On the sale of the option shares, the grantee will recognize capital gain or loss in an amount equal to the difference between the sales price and the sum of the exercise price paid by the grantee for the shares plus any amount recognized as ordinary income upon the exercise of the option. The capital gain or loss will be long-term or short-term depending on the grantee's holding period for the shares.

     The Company will be allowed a tax deduction on the exercise of the option by the grantee, equal to the amount of ordinary income recognized by the grantee, subject to certain limitations and W-2 or 1099 reporting requirements.

     Stock Grants. The grantee will generally recognize taxable ordinary income on the receipt of a direct grant of stock from the Company. Slightly different rules may apply to grantees who are granted stock or share right awards which are subject to certain vesting requirements or who are subject to Section 16(b) of the Securities Exchange Act of 1934. The rules regarding the Company's entitlement to a tax deduction for the income recognized by the grantee and the Company's tax withholding obligations are similar to those discussed above for non-statutory stock options.

     Change in Control. In general, if the total payments to an individual that are contingent upon a "change in control" of the Company (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")), including payments under the Plan that vest upon a "change in control," equal or exceed three times the individual's "base amount" (generally, such individual's average annual compensation for the five calendar years preceding the change in control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to the Company and the individual would be subject to a 20% excise tax on such portion of the payments.

     Certain Limitations on Deductibility of Executive Compensation. Section 162(m) of the Code generally denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction attributable to stock options or stock grants). Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. Compensation attributable to stock options will qualify as performance-based compensation if the exercise price of the options is no less than the fair market value of stock on the date of grant, the options are granted by a compensation committee comprised solely of "outside directors" (as defined in the Treasury Regulations issued under Section 162(m)) and certain other requirements are met. Compensation attributable to stock grants or share right awards may also qualify as performance-based compensation if the stock's grant or vesting is based on the attainment of a performance goal and otherwise satisfies the standards for performance-based compensation.

     The 2001 Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and is not qualified under Section 401(a) of the Code.

PLAN BENEFITS

     The grant of awards under the 2001 Plan to employees, including the Named Executive Officers, is subject to the discretion of the Board. As of the date of this proxy statement, there has been no determination made by the Compensation Committee with respect to future discretionary awards to the Named Executive Officers, other executive officers, nonemployee directors, employees or consultants under the 2001 Plan. Accordingly, future awards to such persons are not determinable.

     The following table set forth the options granted during the year ended December 31, 2000 under the prior plans to (a) the Named Executive Officers, (b) all current executive officers as a group (9 persons), (c) all directors who are not executive officers as a group (6 persons), and (d) all employees, including all officers who are not executive officers, as a group (261 persons):

               NAME AND POSITION                  SHARES GRANTED    DOLLAR VALUE(1)
               -----------------                  --------------    ---------------
Simone Lagomarsino..............................      40,000          $  328,800
David L. Hardin.................................      30,000             246,600
Charles Stoneburg...............................      15,000             123,300
Karen C. Abajian................................      50,000             446,500
Daniel Ruvalcaba................................      30,000             272,100
All current executive officers, as a group (9
  persons)......................................     215,000           1,846,450
All directors who are not executive officers,
  as a group (6 persons)........................          --                  --
All employees, as a group (261 persons).........      90,000             739,800

---------------
(1) Dollar value does not represent potential realizable value to the optionee, but was computed by multiplying the number of shares by the closing market price of the Common Stock on the date grants were approved by the Board of Directors, as quoted by Nasdaq.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                "FOR" APPROVAL OF THE 2001 STOCK INCENTIVE PLAN

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board has selected Deloitte & Touche LLP, certified public accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2000. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and is expected to be available to respond to appropriate questions. The representative will be given the opportunity to make a statement if the representative wishes to do so.

FEES

     The table below sets forth the aggregate fees the Company has incurred for audit and non-audit services provided by Deloitte & Touche, LLP, who acted as independent auditors for the fiscal year ending December 31, 2000 and performed audit services in fiscal year 2000. The table lists audit fees, financial information systems design and implementation fees, and other fees.

     Audit Fees. The audit fees include only fees that are customary under generally accepted auditing standards and are the aggregate fees the Company incurred for professional services rendered for the audit of the annual financial statements for fiscal year 2000 and the reviews of the financial statements included in the Quarterly Reports on Forms 10-Q for fiscal year 2000.

     Financial Information Systems Design and Implementation Fees. The financial information systems design and implementation fees include fees billed for non-audit services performed during fiscal year 2000 such as directly or indirectly operating, or supervising the operation of, the information system or managing the local area network. These non-audit services also include services such as designing or implementing a hardware or software system that aggregates source data underlying the Company's financial statements or generates information that is significant to the financial statements taken as a whole.

     All Other Fees. All other fees include the aggregate fees billed for services rendered by Deloitte & Touche, LLP, other than those services covered above.

                                                              FEES PAID
                YEAR ENDED DECEMBER 31, 2000                  ---------
Audit Fees..................................................  $271,547
Financial Information Systems Design and Implementation
  Fees......................................................         0
Other Fees..................................................   217,836

     The Audit Committee considered whether the provision of non-audit services is compatible with maintaining the independence of Deloitte & Touche, LLP.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of copies of reports filed by reporting persons of the Company pursuant to Section 16(a) of the Exchange Act, or written representations from reporting persons that no Form 5 filing was required for such person, the Company believes that all filings required to be made by reporting persons of the Company were timely made in accordance with requirements of the Exchange Act, except for Initial Reports of Beneficial Ownership on Form 3 for Karen Abajian and William R. Brown, executive officers of the Company, that were filed late.

                STOCKHOLDERS' PROPOSALS FOR 2002 ANNUAL MEETING

     All proposals of Stockholders intended to be presented for consideration at the next annual meeting of Stockholders must be received by the Company no later than December 20, 2001 for inclusion in the Company's proxy statement and form of proxy relating to the next annual meeting. Any Stockholder proposal submitted on or after December 21, 2001 shall be considered untimely. If a stockholder gives notice of such a proposal after that date, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

     SEC rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in the Company's proxy statement with respect to discretionary voting. The deadline with respect to discretionary voting for the year 2002 annual meeting is March 6, 2002 (45 calendar days before to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after March 6, 2002, the proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company's year 2002 annual meeting.

     The Company has not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year's Annual Meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting.

                           ANNUAL REPORT ON FORM 10-K

     THE COMPANY WILL PROVIDE EACH STOCKHOLDER FREE OF CHARGE, UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES, AN ADDITIONAL COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, WITHOUT EXHIBITS. THE COMPANY WILL FURNISH A COPY OF THE EXHIBITS TO ITS FORM 10-K TO ANY STOCKHOLDER UPON REQUEST AND PAYMENT OF A COPYING CHARGE OF ($.25) PER PAGE. REQUESTS SHOULD BE ADDRESSED TO:

                        HAWTHORNE FINANCIAL CORPORATION
                            ATTN: INVESTOR RELATIONS
                             2381 ROSECRANS AVENUE
                              EL SEGUNDO, CA 90245

                                          By Order of The Board of Directors

                                          /s/ SIMONE LAGOMARSINO
                                          Simone F. Lagomarsino,
                                          President and Chief Executive Officer

April 20, 2001

                                   APPENDIX A

                            AUDIT COMMITTEE CHARTER
                (RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS)

     RESOLVED, FURTHER, that the Audit Committee shall have the following specific powers and duties:

          (1) Holding such regular meetings as may be necessary and such special meetings as may be called by the Chairman of the Audit Committee or at the request of the independent accountants or the Internal Audit Manager;

          (2) Creating an agenda for the ensuing year;

          (3) Reviewing the performance of the independent accountants and making recommendations to the Board of Directors regarding the appointment or termination of the independent accountants;

          (4) Conferring with the independent accountants and the internal auditors concerning the scope of their examinations of the books and records of the Bank, and its subsidiaries; reviewing and approving the independent accountants' annual engagement letter; reviewing and approving the Bank's internal audit charter, annual audit plans and budgets; directing the special attention of the auditors to specific matters or areas deemed by the Committee or the auditors to be of special significance; and authorizing the auditors to perform such supplemental reviews or audits as the Committee may deem desirable;

          (5) Reviewing with management, the independent accountants and internal auditors significant risks and exposures, audit activities and significant audit findings.

                                   APPENDIX B

                        HAWTHORNE FINANCIAL CORPORATION

                           2001 STOCK INCENTIVE PLAN

                                  ARTICLE ONE

                               GENERAL PROVISIONS

I. Purpose of the Plan

     This 2001 Stock Incentive Plan is intended to promote the interests of Hawthorne Financial Corporation, a Delaware corporation (the "Corporation"), by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the Service of the Corporation.

     Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II. Structure of the Plan

     A. The Plan shall be divided into two separate equity programs:

     - the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock and stock appreciation rights; and

     - the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares, as a bonus for services rendered the Corporation (or any Parent or Subsidiary), or pursuant to share right awards which entitle Participants to receive shares upon the attainment of designated performance goals or Service requirements.

     B. The provisions of Articles One and Four shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III. Administration of the Plan

     A. The Plan shall be administered by the Board or one or more committees appointed by the Board, provided that with respect to Section 16 Insiders (i) the Board may administer the Plan in compliance with Rule 16b-3 of the 1934 Act, or (ii) the Primary Committee may, at the Board's discretion, administer the Plan. Administration of the Plan may otherwise, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee. Any discretionary option grants or stock issuances to members of the Board or the Primary Committee must be authorized and approved by a disinterested majority of the Board.

     B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of the Primary Committee or any Secondary Committee and reassume all powers and authority previously delegated to such committee.

     C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any option or stock issuance thereunder.

     D. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine: (i) with respect to the option grants or stock appreciation rights under the Discretionary Option Grant Program, which eligible persons are to receive grants, the time or times when such grants are to be made, the number of shares to be covered by each such grant, the status of a granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding; and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

     E. The Plan Administrator shall have the absolute discretion either to grant options or stock appreciation rights in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

     F. Service on the Primary Committee or any Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or any Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

IV. Eligibility

     The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

          (i) Employees,

          (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

          (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

V. Stock Subject to the Plan

     A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock initially reserved for issuance over the term of the Plan shall not exceed One Million Fifty One Thousand (1,051,000) shares. Such authorized reserve consists of (i) the number of shares which remain available for issuance, as of the Plan Effective Date, under the Predecessor Plans, (768,900 shares), consisting of the maximum aggregate number of shares originally reserved for issuance under the Predecessor Plans (1,300,000 shares), less the aggregate number of shares issued upon the exercise of options under the Predecessor Plans as of the Plan Effective Date (531,100 shares), plus (ii) an increase of 250,000 shares authorized by the Board but subject to stockholder approval. No one person participating in the Plan may receive stock options, direct stock issuances and share right awards for more than One Million Fifty One Thousand (1,051,000) shares of Common Stock in the aggregate per calendar year.

     B. Shares of Common Stock subject to outstanding options (including options incorporated into this Plan from the Predecessor Plans) shall be available for subsequent issuance under the Plan to the extent (i) those options expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation at the original exercise or issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan, shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. In addition, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced only by the net number of shares of Common Stock issued to the holder of such option or stock issuance, and not by the gross number of shares for which the option is exercised or which vest under the stock issuance. However, shares of Common Stock underlying one or more stock appreciation rights exercised under Section V of Article Two of the Plan shall not be available for subsequent issuance under the Plan.

     C. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to: (i) the maximum number and/or class of securities issuable under the Plan;
(ii) the number and/or class of securities for which any one person may be granted stock options, direct stock issuances and share right awards under this Plan per calendar year; (iii) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan;
(iv) the number and/or class of securities and exercise price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plans; and (v) the maximum number and/or class of securities which may be added to the Plan through the forfeiture, surrender, cancellation or termination of shares issued under the Predecessor Plans. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                  ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM

I. Option Terms

     Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such option.

     A. Exercise Price.

     1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the option grant date.

     2. The exercise price shall become immediately due upon exercise of the option and may, subject to the provisions of Section I of Article Four and the documents evidencing the option, be payable in one or more of the forms specified below:

          (i) cash or certified check made payable to the Corporation,

          (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

          (iii) to the extent the sale complies with all applicable laws relating to the regulation and sale of securities, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to: (a) a brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise; and
     (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

     Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

     B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

     C. Effect of Termination of Service.

     1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

          (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option.

          (ii) Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution of by the Optionee's designated beneficiary or beneficiaries of that option.

          (iii) Except as otherwise determined in the discretion of the Plan Administrator either at the time an option is granted or at any time the option remains outstanding, should the Optionee's Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options under this Article Two, then all those options shall terminate immediately and cease to be outstanding.

          (iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

     2. The Plan Administrator shall have complete discretion, either at the time an option is granted or at any time while the option remains outstanding, to:

          (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

          (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

     D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

     E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

     F. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. Non-Statutory Options shall be subject to the same limitation, except that a Non-Statutory Option may be assigned in whole or in part during Optionee's lifetime to one or more members of the Optionee's Immediate Family or to a trust established for the exclusive benefit of one or more members of the Optionee's Immediate Family or the Optionee's former spouse, to the extent such assignment is in connection with Optionee's estate plan or pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those options. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which the option may be exercised following the Optionee's death.

II. Incentive Options

     The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Four shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall NOT be subject to the terms of this Section II.

     A. Eligibility. Incentive Options may only be granted to Employees.

     B. Exercise Price. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

     C. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

     D. Failure to Qualify as Incentive Option. To the extent that any option governed by this Plan does not qualify as an Incentive Option by reason of the dollar limitation described in Section II.C of this Article Two or for any other reason, such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

     E. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III. Cancellation and Regrant of Options

     The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor Plans) and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

IV. Change in Control/Hostile Take-Over

     A. No option outstanding at the time of a Change in Control shall become exercisable on an accelerated basis if and to the extent: (i) that option is, in connection with the Change in Control, assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction, (ii) such option is replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on the shares of Common Stock for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. However, if none of the foregoing conditions are satisfied, then each option outstanding at the time of the Change in Control but not otherwise exercisable for all the shares of Common Stock at that time subject to such option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock.

     B. All of the Corporation's outstanding repurchase rights under the Discretionary Option Grant Program shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent: (i) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

     C. Immediately following the consummation of the Change in Control, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control transaction.

     D. Each option which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to: (i) the exercise price payable per share under each outstanding option (including options incorporated into this Plan from the Predecessor Plans), provided the aggregate exercise price payable for such securities shall remain the same; (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan; (iii) the maximum number and/or class of securities for which any one person may be granted options, direct stock issuances and share right awards under the Plan per calendar year; and
(iv) the maximum number and class of securities which may be added to the Plan through the repurchase of shares issued under the Predecessor Plans. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

     E. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Change in Control, become exercisable for all the shares of Common Stock at that time subject to such options on an accelerated basis and may be exercised for any or all of such shares as fully vested shares of Common Stock, whether or not those options are to be assumed or otherwise continued in full force and effect or replaced with a cash incentive program pursuant to the express terms of the Change in

Control transaction. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Discretionary Option Grant Program so that those rights shall immediately terminate at the time of such Change in Control and shall not be assignable to the successor corporation (or parent thereof), and the shares subject to those terminated rights shall accordingly vest in full at the time of such Change in Control.

     F. The Plan Administrator shall have full power and authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall vest and become exercisable for all the shares of Common Stock at that time subject to such options on an accelerated basis in the event the Optionee's Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control in which those options do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully vested shares of Common Stock until the expiration or sooner termination of the option term. In addition, the Plan Administrator may structure one or more of the Corporation's repurchase rights under the Discretionary Option Grant Program so that those rights shall immediately terminate with respect to any shares of Common Stock held by the Optionee at the time of his or her Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

     G. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Hostile Take-Over, vest and become exercisable for all the shares of Common Stock at that time subject to such options on an accelerated basis and may be exercised for any or all of such shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Discretionary Option Grant Program so that those rights shall terminate automatically upon the consummation of such Hostile Take-Over, and the shares subject to those terminated rights shall thereupon immediately vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program and the termination of one or more of the Corporation's outstanding repurchase rights under such program upon the Involuntary Termination of the Optionee's Service within a designated period (not to exceed eighteen (18) months) following the effective date of such Hostile Take-Over. Each option so accelerated shall remain exercisable for fully vested shares of Common Stock until the expiration or sooner termination of the option term.

     H. The portion of any Incentive Option accelerated in connection with a Change in Control or Hostile Take-Over shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

     I. The grant of options under the Discretionary Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

V. Stock Appreciation Rights

     A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

     B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

          (i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a payment from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

          (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the payment to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

          (iii) If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than five (5) years after the option grant date with respect to an Incentive Option held by a 10% Stockholder and not more than ten (10) years after the option grant date with respect to all other options.

     C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

          (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

          (ii) Upon the occurrence of a Hostile Take-Over, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option (or any portion thereof) to the Corporation. In return for the surrendered option, the Optionee shall receive a cash payment from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock at the time subject to such option (whether or not the option is otherwise vested and exercisable for those shares) over (B) the aggregate exercise price payable for those shares. Such cash payment shall be paid within five (5) days following the option surrender date.

          (iii) At the time such limited stock appreciation right is granted, the Plan Administrator shall pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash payment.

          (iv) The balance of the option (if any) shall remain outstanding and exercisable in accordance with the documents evidencing such option.

                                 ARTICLE THREE

                             STOCK ISSUANCE PROGRAM

I. Stock Issuances

     Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or Service requirements.

II. Stock Issuance Terms

     A. Purchase Price.

     1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

     2. Subject to the provisions of Section I of Article Four, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

          (i) cash or certified check made payable to the Corporation, or

          (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

     B. Vesting Provisions.

     1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or Service requirements. Upon the attainment of such performance goals or Service requirements, fully vested shares of Common Stock shall be issued upon satisfaction of those share right awards.

     2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to: (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock; and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

     3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. The holder of a share right award shall have no stockholder rights with respect to such award until shares of Common Stock have been issued to such Participant in satisfaction of such award.

     4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

     5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

     6. Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals or Service requirements established for such awards are not attained. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding share right awards as to which the designated performance goals or Service requirements have not been attained.

III. Change in Control/Hostile Take-Over

     A. All of the Corporation's outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent (i) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

     B. The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part upon the occurrence of a Change in Control and shall not be assignable to the successor corporation (or parent thereof), and the shares of Common Stock subject to those terminated rights shall immediately vest in full at the time of such Change in Control.

     C. The Plan Administrator shall also have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, upon the Involuntary Termination of the Participant's Service within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control in which those repurchase rights do not otherwise terminate.

     D. The Plan Administrator shall also have the discretionary authority to structure one or more of the Corporation's repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part upon the occurrence of a Hostile Take-Over, and the shares of Common Stock subject to those terminated rights shall immediately vest in full at the time of such Hostile Take-Over.

                                  ARTICLE FOUR

                                 MISCELLANEOUS

I. Financing

     The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

II. Share Escrow/Legends

     Unvested shares issued under the Plan may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

III. Tax Withholding

     A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

     B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

          1. Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the amount of the Taxes (not to exceed one hundred percent (100%) of such Taxes) to be satisfied in such manner as designated by the holder in writing; or

          2. Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the amount of the Taxes (not to exceed one hundred percent (100%) of such Taxes) to be satisfied in such manner as designated by the holder in writing.

IV. Effective Date and Term of the Plan

     A. The Plan shall become effective immediately upon the Plan Effective Date. Options may be granted under the Discretionary Option Grant at any time on or after the Plan Effective Date. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

     B. The Plan shall serve as the successor to the Predecessor Plans, and no further option grants or direct stock issuances shall be made under the Predecessor Plans after the Plan Effective Date. All options outstanding under the Predecessor Plans on the Plan Effective Date shall be incorporated into the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

     C. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Changes in Control and Hostile Take-Overs, may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plans which do not otherwise contain such provisions.

     D. The Plan shall terminate upon the EARLIEST of (i) the tenth anniversary of the Plan Effective Date, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Change in Control. Upon such plan termination, all outstanding option grants and unvested stock issuances shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

V. Amendment of the Plan

     A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

     B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained any required approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

VI. Use of Proceeds

     Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VII. Regulatory Approvals

     A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

     B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

VIII. No Employment/Service Rights

     Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

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                                       B-12

                                    APPENDIX

     The following definitions shall be in effect under the Plan:

     A. BOARD shall mean the Corporation's Board of Directors.

     B. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

          (i) a stockholder-approved merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction;

          (ii) a sale, transfer or other disposition of all or substantially all of the Corporation's assets; or

          (iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board recommends such stockholders accept.

     C. CODE shall mean the Internal Revenue Code of 1986, as amended.

     D. COMMON STOCK shall mean the Corporation's common stock.

     E. CORPORATION shall mean Hawthorne Financial Corporation, a Delaware corporation, and its successors.

     F. DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under the Plan.

     G. EMPLOYEE shall mean an "employee" of the Corporation (or any Parent or Subsidiary) within the meaning of Section 3401(c) of the Code and the regulations thereunder.

     H. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

     I. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

          (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question, as such price is reported on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     J. HOSTILE TAKE-OVER shall mean:

          (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than twenty-five percent (25%) of the total combined voting power of the

     Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept; or

          (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either: (a) have been Board members continuously since the beginning of such period; or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time the Board approved such election or nomination.

     K. IMMEDIATE FAMILY shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

     L. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

     M. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

          (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

          (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility or the level of management to which Optionee reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or
     (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

     N. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

     O. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

     P. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

     Q. OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant Program.

     R. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     S. PARTICIPANT shall mean any person who is issued shares of Common Stock or a share right award under the Stock Issuance Program.

     T. PLAN shall mean the Corporation's 2001 Stock Incentive Plan, as set forth in this document.

     U. PLAN ADMINISTRATOR shall mean the particular entity, whether the Board, the Primary Committee or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

     V. PLAN EFFECTIVE DATE shall mean the date on which the Plan was adopted by the Board.

     W. PREDECESSOR PLANS shall collectively mean the Corporation's 1994 Stock Option Plan and the Corporation's 1995 Stock Option Plan, as in effect immediately prior to the Plan Effective Date hereunder.

     X. PRIMARY COMMITTEE shall mean a committee of two (2) or more Board members appointed by the Board to administer the Plan with respect to Section 16 Insiders, which shall be constituted in such a manner as to permit grants under the Plan in compliance with Rule 16b-3 of the 1934 Act.

     Y. SECONDARY COMMITTEE shall mean a committee of two (2) or more Board members appointed by the Board to administer any aspect of Plan not administered by the Primary Committee. The members of the Secondary Committee may be Board members who are Employees eligible to receive discretionary option grants or direct stock issuances under the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary).

     Z. SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

     AA. SERVICE shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

     BB. SHORT TERM FEDERAL RATE shall mean the federal short-term rate in effect under Section 1274(d) of the Code for the period the shares were held in escrow.

     CC. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

     DD. STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

     EE. STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under the Plan.

     FF. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     GG. TAKE-OVER PRICE shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or, if applicable, (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting the Hostile Take-Over through the acquisition of such Common Stock. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the price per share described in clause (i) above.

     HH. TAXES shall mean the Federal, state and local income and employment tax liabilities incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of those options or the vesting of those shares.

     II. 10% STOCKHOLDER shall mean the owner of stock (as determined under Code
Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

REVOCABLE
PROXY


                        HAWTHORNE FINANCIAL CORPORATION
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                        HAWTHORNE FINANCIAL CORPORATION


     The undersigned, a stockholder of HAWTHORNE FINANCIAL CORPORATION, a Delaware corporation, (the "Company") hereby appoints Simone Lagomarsino and Timothy R. Chrisman, and each of them, the proxy of the undersigned, with full power of substitution, to attend, vote and act for the undersigned at the Company's Annual Meeting of Stockholders (the "Annual Meeting"), to be held on May 21, 2001, and at any of its postponements or adjournments, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote, as follows:



                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)


                              FOLD AND DETACH HERE

                                                           Please mark your
                                                           vote as indicated [X]
                                                           in this example.

                             FOR
                     all nominees listed                  WITHHOLD
                   below (except as marked         Authority to vote for
                    to the contrary below)       the nominees listed below
                             [ ]                            [ ]

1. ELECTION OF DIRECTORS as provided in the Company's Proxy Statement:

   (INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR A
   NOMINEE, LINE THROUGH OR OTHERWISE STRIKE
   OUT THE NAME OF THE NOMINEE BELOW)

   Marilyn Garton Amato       Simone Lagomarsino
   Gary Brummett              Anthony W. Liberati
   Timothy R. Chrisman        Howard E. Ritt
   Harry F. Radcliffe

                                               FOR   AGAINST   ABSTAIN
2. APPROVAL OF THE HAWTHORNE FINANCIAL         [ ]     [ ]       [ ]
   CORPORATION 2001 STOCK INCENTIVE PLAN.

     The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that the proxy holders may lawfully do by virtue hereof. AS TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY OF ITS POSTPONEMENTS OR ADJOURNMENTS, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

     This Proxy will be voted in accordance with the instructions set forth above. THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE DIRECTORS NAMED, FOR APPROVAL OF THE 2001 STOCK INCENTIVE PLAN AND AS THE PROXY HOLDERS SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE ANNUAL MEETING, UNLESS OTHERWISE DIRECTED.

     The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated April 20, 2001 relating to the Annual Meeting.


Signature(s)_______________________________________________ Date: ________, 2001

The signature(s) hereon should correspond with the name(s) of the stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.


  [TRIANGLE]                  FOLD AND DETACH HERE                 [TRIANGLE]